UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MOBRIDGE EXPLORATIONS, INC.

(Name of small business issuer in its charter)

NEVADA	1000	Applied For
State or jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

Mobridge Explorations, Inc.
13 Bastedo Crescent, Box 1526
Marathon, ON P0T 2E0
Telephone:  807-625-6379
Facsimile: 807-625-6379

(Address and telephone number of principal executive offices)

Empire Stock Transfer Inc.
7251 West Lake Mead Blvd Suite 300
Las Vegas, NV 89128
Telephone: 702-562-4091
Facsimile: 702-562-4081

(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.
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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
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If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
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If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.
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CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	DOLLAR AMOUNT TO BE REGISTERED	PROPOSED MAXIUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)
Common Stock	$658,000	$0.20	$658,000	$77.45

(1)	Based on the last sales price on September 29, 2005.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated December 23, 2005

PROSPECTUS
MOBRIDGE EXPLORATIONS, INC.
3,290,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED “RISK FACTORS” ON PAGES 6-10

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.20 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no guarantee that our shares will be quoted for trading on the OTC Bulletin Board. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date Of This Prospectus Is: December 23, 2005

Table Of Contents

Page
Summary	5
Risk Factors	6
- If we do not obtain additional financing, our business will fail	6
- Because we have not commenced business operations, we face a high risk of business failure	6
- Because of the speculative nature of exploration of mining properties, there is substantial risk that our business will fail	7
- We need to continue as a going concern if our business is to succeed. Our independent auditor has raised doubt about our ability to continue as a going concern	7
- Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business	7
- Even if we discover commercial reserves of precious metals on the Clear Lake Property, we may not be able to successfully obtain commercial production	7
- If we become subject to burdensome government regulation or other legal uncertainties, our business will be negatively affected	7
- Because our directors owns 41.67% of our outstanding stock, they could control and make corporate decisions that may be disadvantageous to other minority stockholders	8
- Because our president has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail	8
- Because management has no technical experience in mineral exploration, our business has a high risk of failure	8
- If a market for our common stock does not develop, shareholders may be unable to sell their shares	8
- A purchaser is purchasing penny stock which limits the ability to sell stock	8
Use of Proceeds	9
Determination of Offering Price	9
Dilution	9
Selling Securityholders	9
Plan of Distribution	11
Legal Proceedings	13
Directors, Executive Officers, Promoters and Control Persons	13
Security Ownership of Certain Beneficial Owners and Management	14
Description of Securities	14
Interest of Named Experts and Counsel	15
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	15
Organization Within Last Five Years	16
Description of Business	16
Plan of Operations	21
Description of Property	21
Certain Relationships and Related Transactions	22
Market for Common Equity and Related Stockholder Matters	22
Executive Compensation	23
Financial Statements	24
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	34

Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole exploration target, the Chambers Township mineral property located in the Sudbury Mining Division of north-eastern Ontario, Canada. We have the option to acquire a 100% interest, subject to a 3% net smelter royalty and a 2% gross overriding royalty on diamond production, in the Chambers Township mineral property from David Laronde of Temagami,Ontario.

Our objective is to conduct mineral exploration activities on the Chambers Township property in order to assess whether it possesses economic reserves of copper, zinc and silver. We have not yet identified any economic mineralization on the Chambers Township property. Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated on July 27, 2004, under the laws of the state of Nevada. Our principal offices are located at 13 Bastedo Crescent, P.O. Box 1526, Marathon, Ontario, Canada P0T 2E0. Our telephone number is (807) 625-6379.

The Offering:

Securities Being Offered	Up to 3,290,000 shares of common stock.

Offering Price
The selling shareholders will sell our shares at $0.20 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no guarantee that our shares will be quoted for trading on the OTC Bulletin Board. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude when all of the 3,290,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued and to be Issued	6,790,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet

September 30, 2005
(unaudited)

Cash	$23,680
Total Assets	$23,680
Liabilities	$5,361
Total Stockholders’ Equity	$18,319

Statement of Operations

From Incorporation on
July 27, 2004 to September 30, 2005
(unaudited)

Revenue	$0
Net Loss and Deficit	($17,180)

Our fiscal year end is September 30.

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, WE WILL NOT BE ABLE TO COMPLETE PLANNED EXPLORATION ON THE CHAMBERS TOWNSHIP PROPERTY OR GENERATE REVENUE.

Our current operating funds are less than necessary to complete all intended exploration of the Chambers Township Property, and therefore we will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Chambers Township Property. While we have sufficient funds to conduct the recommended phase one and two exploration programs on the claim, which are estimated to cost $5,950 and $11,900 respectively, we will need additional funds to complete the phase three program, which is estimated to cost $131,750. Even after completing these three phases of exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the Chambers Township Property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on July 27, 2004 and to date have been involved primarily in organizational activities and the acquisition of the Chambers Township property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Chambers Township Property and the production of minerals from the claim, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claim containing economic mineralization or reserves of gold is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Chambers Township Property does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED. OUR INDEPENDENT AUDITOR HAS RAISED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The report of our independent accountant to our audited financial statements for the period ended June 30, 2005 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE CHAMBERS TOWNSHIP PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Chambers Township Property does not contain any known bodies of mineralization. If our exploration programs are successful in establishing valuable metals of commercial tonnage and grade, we will require additional funds in order to place the Chambers Township Property into commercial production. We may not be able to obtain such financing.

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION, OR OTHER LEGAL UNCERTAINTIES, OUR BUSINESS MWILL BE NEGATIVELY AFFECTED

There are several governmental regulations that materially restrict mineral property exploration and development. These may result in increased business costs and delays in completing proposed exploration. Under the Mining Act of Ontario, to engage in certain types of exploration we will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws do not affect our current exploration plans, if we proceed to commence drilling operations on the Shining Tree property, we will incur modest regulatory compliance costs.

In addition, the legal and regulatory environment that pertains to the exploration of mineral properties is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for certain minerals may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BECAUSE OUR DIRECTORS OWN 51.55% OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our directors own approximately 51.55% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR DIRECTORS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president Mr. Gurminder Manhas and our treasurer, Mr. Victor Rafuse, intend to devote approximately 20% and10% of their business time to our affairs. Mr. Barr, one of our directors, intends to devote approximately 5% of his time to our affairs. It is possible that the demands on Mr. Manhas, Mr. Rafuse and Mr. Barr from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Manhas, Mr. Rafuse and Mr. Barr may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the “Plan of Distribution” section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination Of Offering Price

The selling shareholders will sell our shares at $0.20 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no guarantee that our shares will be quoted for trading on the OTC Bulletin Board. We determined this offering price, based upon the price of the last sale of our common stock to investors.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Securityholders

The selling shareholders named in this prospectus are offering all of the 3,290,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933 and pursuant to a mineral property purchase agreement. The shares include the following:

1.
2,000,000 shares of our common stock that the selling shareholders acquired from us for $0.001 each in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on January 28, 2005;

2.
1,200,000 shares of our common stock that the selling shareholders acquired from us for $0.01 each in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on June 17, 2005; and

3.
1,200,000 shares of our common stock that the selling shareholders acquired from us for $0.20 each in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on September 29, 2005.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered for each;
3.	the total number of shares that will be owned by each upon completion of the offering; and
4.	the percentage owned by each upon completion of the offering.

Name of Selling Stockholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholders Account	Total Shares Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering

Tin Bourchier 103 - 917 West 7th Avenue Vancouver, BC V5Z 1C4	250,000	250,000	Nil	Nil

Shelley Sim 103 - 917 West 7th Avenue Vancouver, BC V5Z 1C4	250,000	250,000	Nil	Nil
Brian Hampel 205 - 1042 Nelson Vancouver, BC V6E 1H8	250,000	250,000	Nil	Nil
Arun Iyer 12943 66A Avenue Surrey, BC V3W 8X9	250,000	250,000	Nil	Nil
Rita Jutti 8463 117 Street Delta BC V4C 6E9	250,000	250,000	Nil	Nil
Vikramjeet Samra 12972 - 98 Avenue Surrey, BC V3T 1B4	250,000	250,000	Nil	Nil
Renuka Iyer 12943 66A Avenue Surrey, BC V3W 8X9	250,000	250,000	Nil	Nil
Rajbir Samra 12972 - 98 Avenue Surrey, BC V3T 1B4	250,000	250,000	Nil	Nil
Antone L. Brodis II 204 - 1210 Pacific Street Coquitlam, BC V6B 6K3	100,000	100,000	Nil	Nil
Brandi Brodis 204 - 1210 Pacific Street Coquitlam, BC V6B 6K3	100,000	100,000	Nil	Nil
Hiroshi Earle 990 Lyn Valley Road North Vancouver, BC V7J 1Z7	100,000	100,000	Nil	Nil
Melissa Kuhn 2721 Krestlynn Drive North Vancouver, BCV7J 2S2	100,000	100,000	Nil	Nil
Suzelle Gagnon 110 - 25 Leaman Drive Dartmouth, NS B3A 2K7	100,000	100,000	Nil	Nil
Chris Streng 11926 - 195 13 Street Pitt Meadows, BC V3Y 1L1	100,000	100,000	Nil	Nil
Tim McLees 1851 Tatlow Avenue North Vancouver, BC V7P 3A2	100,000	100,000	Nil	Nil
Dave Wilson 27 - 320 Carnavon Street New Westminster, BC V3L 1C1	100,000	100,000	Nil	Nil
Jarrad Gould 63 - 1210 Ranchlands Blvd. NW Calgary, AB T3G 1Y1	100,000	100,000	Nil	Nil
Jason Gould 63 - 1210 Ranchlands Blvd. NW Calgary, AB T3G 1Y1	100,000	100,000	Nil	Nil
Dana Baird 248 East 37th Vancouver, BC V6A 1E5	100,000	100,000	Nil	Nil
Jonathan Fluevog 4771 Carson Place Burnaby, BC V5J 2Y6	100,000	100,000	Nil	Nil

George Pouznar 404 - 1190 Eastwood Street Coquitlam, BC V3B 7S1	10,000	10,000	Nil	Nil
Shannon Pouznar 404 - 1190 Eastwood Street Coquitlam, BC V3B 7S1	10,000	10,000	Nil	Nil
Richard Maksymiw 6194 - 130 B Street Surrey, BC V6X 2G9	10,000	10,000	Nil	Nil
Tanya Maksymiw 6194 - 130 B Street Surrey, BC V6X 2G9	10,000	10,000	Nil	Nil
Ryan Naso #8 - 2960 Steveston Highway Richmond, BC V7E 6C5	10,000	10,000	Nil	Nil
Glenn Kruger 215 - 4411 Grange Street Burnaby, BC V5H 1P5	10,000	10,000	Nil	Nil
Reece Petersen 15578 Russell Avenue White Rock, BC	10,000	10,000	Nil	Nil
Greg Paolini 2375 York Avenue Vancouver, BC V6K 1C8	10,000	10,000	Nil	Nil
Alexis McRea 6 - 2375 York Avenue Vancouver, BC V6K 1C8	10,000	10,000	Nil	Nil

Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in his or her name. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 6,790,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

(1)	has had a material relationship with us other than as a shareholder at any time within the past three years;

(2)	has ever been one of our officers or directors; or

(3)	is a broker-dealer or affiliate of a broker dealer.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.20 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no guarantee that our shares will be quoted for trading on the OTC Bulletin Board. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $9,000. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
•	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
•	contains a toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
•	contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

•	with bid and offer quotations for the penny stock;
•	details of the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 7251 West Lake Mead Blvd Suite 300 Las Vegas, NV 89128.

Directors, Executive Officers, Promoters And Control Persons

Our executive officer and director and his age as of the date of this prospectus is as follows:

Directors:

Name of Director	Age
Gurminder Manhas	25
Victor Rafuse	54
Clint Barr	42

Executive Officers:

Name of Officer	Age	Office
Gurminder Manhas	25	President, Treasurer, and Chief Executive Officer
Victor Rafuse	54	Secretary

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Mr. Gurminder Manhas has acted as our president, treasurer, chief executive officer and as a director since our incorporation on July 27, 2004. From September 2002 to present, Mr. Manhas has acted as a remote systems administrator for McKesson Medical Imaging Group, a Canadian reporting company based in Richmond, British Columbia that provides digital image network systems for medicine. His duties include software support and service and performing software upgrades. From August 2001 to September 2002, Mr. Manhas worked as a technical support analyst for the British Columbia Liquor Distribution Board where he provided software support for the province’s liquor stores and head office. From April 2001 to July 2001, he worked as a help desk technician with the Hong Kong and Shanghai Banking Corporation of Canada’s main branch in Vancouver.

Mr. Manhas does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Manhas intends to devote approximately 20% of his business time to our affairs.

Mr. Victor Rafuse has acted as our secretary and a director since our incorporation. Mr. Rafuse graduated as a Chemical Technologist from the Ontario College of Applied Arts and Technology in 1971 and from the Haileybury School of Mines in 1975. He has been employed as a supervisor in analytical laboratories specializing in gold and precious metal analysis for the past 28 years. Since 1984 he has been the assay lab supervisor at the Williams Mine.

Mr. Rafuse intends to devote approximately 10% of his business time to our affairs.

Mr. Clint Barr has acted as a director since our incorporation on July 27, 2004. Mr. Barr graduated from Lakehead University, in 1991 with an Bachelor of Science degree in Honors Geology. From 1989 to 2001 he work on a variety of exploration projects across Canada and in Europe for various major mining companies, including Noranda and North American Platinum. Since 2001, Mr. Barr has worked as a consulting geologist to various junior exploration companies. Mr. Barr is a Professional Geologist licensed in the province of Ontario.

Mr. Barr intends to devote approximately 5% of his business time to our affairs.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common stock	Gurminder Manhas	2,000,000	29.46%
Common stock	Victor Rafuse	1,000,000	14.73%
Common stock	Clint Barr	500,000	7.36%
Common stock	All officers and directors as a group that consists of three people	3,500,000	51.55%

The percent of class is based on 6,790,000 shares of common stock issued and outstanding as of the date of this prospectus.

Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of September 29, 2005, there were 6,790,000 shares of our common stock issued and outstanding that are held by 32 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Madsen & Co., Certified Public Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization Within Last Five Years

We were incorporated on July 27, 2004 under the laws of the state of Nevada. On that date, Gurminder Manhas, Victor Rafuse and Clint Barr were appointed as our sole directors. As well, Mr. Manhas was appointed as our president, secretary and chief executive officer and Mr. Rafuse was appointed as our treasurer.

Description Of Business

In General

We intend to commence operations as an exploration stage company. We will be engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover. We have an option to acquire a 100% interest in the 15 mineral claim units known as the Chambers Township property. There is no assurance that a commercially viable mineral deposit exists on the Chambers Township property. We do not have any current plans to acquire interests in additional mineral properties, though we may consider such acquisitions in the future.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have not yet commenced the initial phase of exploration on the Chambers Township property. Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our directors will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Our plan of operation is to conduct exploration work on the Chambers Township property in order to ascertain whether it possesses economic quantities of copper, zinc and silver. There can be no assurance that an economic mineral deposit exists on the Chambers Township property until appropriate exploration work is completed.

Even if we complete our proposed exploration programs on the Chambers Township property and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Chambers Township Property Option Agreement

On July 6, 2005, we entered into a mineral purchase and sale agreement with David Laronde of Temagami, Ontario, whereby he granted the company an option to acquire a total of fifteen mining claim units located in the Sudbury Mining Division of Ontario, Canada. In order to exercise the option and acquire a 100% interest in these claims, we must pay to Mr. Laronde a total of $40,000 as follows:

-	$3,500 immediately upon execution of this agreement by all parties, which we paid;
-	an additional $6,500 by July 6, 2006;
-	an additional $10,000 by July 6, 2007; and
-	an additional $20,000 by July 6, 2008.

We must also incur exploration work totalling at least $145,000 by May 25, 2009 on the Clear Lake property as follows:

-	$6,000 in expenditures on the property by December 15, 2005;
-	no less than a further $14,000 of expenditures to be incurred on the property by July 6, 2006;
-	no less than a further $25,000 of expenditures to be incurred on the property by July 6, 2007;
-	no less than a further $40,000 of expenditures to be incurred on the property by July 6, 2008;
-	no less than a further $60,000 of expenditures to be incurred on the property by July 6, 2009.

If we successfully exercise the option, our 100% interest will be subject to a 3% royalty interest in favour of David Laronde. A net smelter royalty is a percentage of the net amount of money that we would receive from the sale of minerals from the property to a smelter, less refining charges, penalties and transportation costs.

Description, Location and Access

The Chambers Township property is located in central Chambers Township, northeastern Ontario, approximately 12 km north northwest from the town of Temagami, and 95 km north northwest from the city of North Bay. Geographical coordinates for the southeast property corner are 79o 55.0' west longitude by 47o 05.5' north latitude. The NTS designation is 34 M/4. The property consists of a single, 15 unit, 240 hectare claim, numbered 3016019 that was recorded on December 19, 2003.

To acquire the 100% mineral rights to the claim Mobridge must make staged payments to Laronde totalling $40,000 by July 06, 2008, and undertake staged exploration expenses totalling $145,000 by July 06, 2009. Laronde retains a 3% net smelter royalty, of which 2% may be purchased by Mobridge at any time for $500,000 per 0.5%. In addition, Laronde retains a 2% gross overriding royalty on diamond production from the property.

To satisfy government assessment regulations, and thus keep the claim in good standing, minimum eligible exploration expenses of $400 per claim unit must be incurred and filed with the MNDM on or before the second anniversary date of the claim, and on or before every anniversary date thereafter. The due date for the Mobridge claim is December 23, 2005, by which time $6,000 must be incurred and filed.

The Chambers Township property is has no history of any previous development. Accordingly, there are no environmental liabilities attached thereto. The claim has not been surveyed.

The property is accessed by the Red Squirrel Lake Road, an all weather logging road, that departs westward from Highway 11 (a part of the Trans Canada Highway system) at a point just south of Temagami North, and continues across the north end of the claim. The road may or may not be accessible to vehicles during the winter months. Crash Lake and connecting waterways provide convenient access to all areas of the property.

The area experiences a temperate climate with moderate to long cold winters and short hot summers. Total precipitation is about 1,000 millimeters including some three to four meters as snowfall. Break-up or freeze-up conditions may impinge upon exploration activities, but normally exploration and mining are conducted year round.

Supplies and services required for both exploration and mining may be acquired in North Bay (100 road kilometers to the south-southeast), Sudbury (150 road kilometers to the south-southwest and Timmins (260 road kilometres to the north-northwest). A pool of professionals as well as skilled and semi-skilled labour for both exploration and mining activities, and accustomed to work in remote locales, exists in these centres and the local smaller communities. A railway line passes through Temagami, the nearest town with a population of about 1,200 and a former mining center. On the property, there is sufficient space for a mine, on site mill, all ancillary buildings and tailings pond. Several water bodies on the property and in the immediate area could supply an adequate amount of water for milling operations.

The Red Squirrel Lake Road is the only infrastructure on the property. Highway 11, the ONR rail line and a gas pipe line are all situated approximately 12 kilometers due east of the property, and a high voltage power line, part of the provincial grid, lies 14 kilometers to the east southeast.

Topography on the property and in the general area is modestly rolling. Elevation ranges from about 330 meters at Crash Lake to 370 meters at the property’s southeast corner. The area is generally well drained, but the west end of Crash Lake is swampy. Logging operations have been conducted in the past on the north portion of the claim. Principal species present include white and black spruce, red and white pine, balsam fir, balsam poplar and white birch.

Mineralization

No mineral deposits nor occurrences are currently known to exists on the Chambers Township property. Five VLF survey anomalies (two delineated by a ground survey and three by an airborne survey) that may be indicative of sulphide mineralization are known to exist on the property. VLF, or very low frequency surveys, use radio waves to determine whether rocks on a mineral property conduct electricity. Almost all of the precious and base metals that we seek are above average conductors of electricity and will affect VLF readings.

Exploration History

General

Chambers Township has been prospected since at least the 1890's. In 1898, significant deposits of iron ore were discovered in southern Chambers and Strathy Townships. The Nellem Lake area, located 1 - 2 km west of Crash Lake, has been prospected intermittently since 1934.

On May 8, 1978 a large potion of northeastern Ontario, including Chambers Township, was withdrawn from staking and prospecting due to a dispute over land ownership ( the Bear Island Indian Land Caution). The Caution was eventually lifted on September 17, 1996. While the Caution was in effect exploration within its boundaries was limited to patented or leased claims only.

Previously, several companies have conducted exploration activities on all or parts of the land now held under option by Mobridge. Records in the assessment files in the Kirkland Lake Resident Geologist’s office for exploration work performed on or in the immediate area of the property were reviewed, and are summarized below. To date, no mineral deposit has been delineated on the property, and consequently, there has been no production from the property nor any reserve or resource calculated.

1996 - 1999	David Laronde

Laronde’s eight claim (49 claim unit) property lay in an east / west band through the west central Chambers Township. The equivalent of about three units now comprise the north portion of Mobridge’s claim. Ground magnetometer, VLF-EM and horizontal loop (MaxMin) EM surveys were conducted initially at 200 m line spacings (grid lines oriented N/S). Later, the grid was tightened to 100 m line spacings in two areas including that portion now held by Mobridge, and the same geophysical surveys plus geological mapping and sampling were performed. Two electromagnetic anomalous zones, “G” & “H”, were detected by the VLF survey (only very weakly verified by the MaxMin survey) on what are now Mobridge lands but in an area underlain by granite. There are no records to indicate whether or not the anomalies were ever tested by drilling, trenching or any other means.

1997	Wabana Exploration Inc.

Wabana’s land package covered a large portion of east central Chambers Township including about two to three units along the east margin of the present Mobridge property. The entire property was flown with combined magnetic and electromagnetic instrumentation. Lines were flown north / south at nominal 100 meter line spacings. Three weak electromagnetic conductive zones were delineated beneath Crash Lake and elsewhere in the immediate vicinity. These may be attributable to sulphide zones, water saturated structures or overburden depressions. There are no records of any follow-up work having been performed.

1998	Heritage Exploration

Heritage held a 2 claim unit property covering the northern portion of Crash Lake in the central part of the current Mobridge property. The claims were mapped (reconnaissance mapping only), and 5 samples with up to 2% sulphides were collected. No assays were reported.

Geological Report

We retained Mr. James G. Burns B.Sc., P.Eng., a geologist based in Timmins, Ontario, to complete an evaluation of the Chambers Township property and to prepare a geology report on the claim.

Based on his review, Mr. Burns concludes that the Chambers Township property warrants further exploration due to the potential for base metal and gold mineralization on the property.

Mr. Burns recommends a three-phase exploration program for the Chambers Township Property. Phase I is to include gridding that portion of the property north of Crash Lake with north-south oriented lines cut at 100 meter intervals. This is to be followed by VLF-EM and magnetometer geophysical surveys in order to define structures and lithological contacts and to re-locate the VLF anomalies delineated previously by Laronde. Phase II entails the extension of the previously completed grid of cut lines on the south side of Crash Lake and VLF-EM and magnetometer surveys over the remainder of the property. In addition, all VLF-EM anomalies are to be screened with a MaxMin electromagnetic survey (utilizing a 300 meter coil separation) to determine which VLF anomalies are more probably due to sulphide mineralization. Phase III is contingent upon results from the first two phases. Electromagnetic anomalies defined in Phase I and enhanced in Phase II should be core drilled.

Table 1 - Proposed Exploration Budget

Phase I

Linecutting: 10 kilometers @ $340/km	3,400
VLF-EM and Magnetometer surveys:10 kilometers @ $170/km	1,700
Interpretation & Reporting : allow	850
Total	$5,950

Phase II

Linecutting: 15 kilometers @ $340/km	5,100
VLF-EM and Magnetometer surveys:15 kilometers @ $170/km	2,550
Max/Min: 12 kilometers @ $212.5/km	2,550
Interpretation & Reporting : allow	1,700
Total	$11,900

Phase III

Core drilling, 1500meters @ $64/m	96,000
Assays, 50 samples @ $38/sample	1,900
Core logging/Supervision, 35 days @ $425/day	14,875
Lodging, 35 days @ $110/day	3,850
Transport	1,700
Misc. Expenses	1,700
Sub-Total	$120,025
10% contingency	11,725
Total	$131,750

Total - All Phases	$149,600

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in Ontario specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

-	Water discharge will have to meet water standards;

-	Dust generation will have to be minimal or otherwise re-mediated;

-	Dumping of material on the surface will have to be re-contoured and re-vegetated;

-	An assessment of all material to be left on the surface will need to be environmentally benign;

-	Ground water will have to be monitored for any potential contaminants;

-	The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

-	There will have to be an impact report of the work on the local fauna and flora.

Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Plan Of Operations

Our plan of operation for the next twelve months is to complete the recommended phase one and two exploration programs on the Chambers Township property consisting of a geophysical survey, geological mapping, prospecting and rock sampling. We anticipate that these exploration programs will cost approximately $18,000. To date, we have not commenced exploration on the Chambers Township property.

We plan to commence the phase one exploration program on the Chambers Township property in the fall of 2005. The program should take approximately up to a one month to complete. We will then undertake the phase two work program during the summer of 2006. This program will take approximately one month to complete. We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for this exploration program.

As well, we anticipate spending an additional $10,000 on administrative fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $26,000.

While we have enough funds to cover these anticipated expenses, we will require additional funding in order to proceed with any additional recommended exploration on the Chambers Township property following the completion of the phase two program. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or from director loans. We do not have any arrangements in place for any future equity financing or loans.

Results Of Operations For The Period From Inception Through September 30, 2005

We have not earned any revenues from our incorporation on July 27, 2004 to September 30, 2005. We do not anticipate earning revenues unless we enter into commercial production on the Clear Lake property, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the Chambers Township property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $17,180 for the period from our inception on July 27, 2004 to September 30, 2005. These operating expenses were comprised of mineral exploration costs of $6,474, professional fees of $5,325, rent costs of $2,925 and office and sundry costs of $2,456.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Description Of Property

We have an option to acquire a 100% interest in the mineral exploration rights relating to the Chambers Township. We do not own any real property interest in the Chamber Township property or any other property.

Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*	Any of our directors or officers;
*	Any person proposed as a nominee for election as a director;
*	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
*	Our promoters, Gurminder Manhas. Victor Rafuse and Clint Barr;
*	Any member of the immediate family of any of the foregoing persons.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 30 registered shareholders.

Rule 144 Shares

A total of 3,350,000 shares of our common stock are available for resale to the public after December 31, 2005 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 67,900 shares as of the date of this prospectus; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.
Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 3,500,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our inception on July 27, 2004 to September 30, 2005 and the subsequent period to the date of this prospectus.

Annual Compensation

Name	Title	Year	Salary	Bonus	Other Comp.	Restr Stock Awarded	Options/ SARS (#)	LTP payouts ($)
Gurminder Manhas	Pres, Tres CEO, & Dir	2005	$0	0	0	0	0	0
Victor Rafuse	Sec & Dir	2005	$0	0	0	0	0	0
Clint Barr	Dir	2005	$0	0	0	0	0	0

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with our directors or officers. We do not pay Mr. Novis any amount for acting as a director of the Company.

Financial Statements

Index to Financial Statements:

1.	Report of Independent Registered Public Accounting Firm;

2.	Audited financial statements for the period ending June 30, 2005 and interim financial statements for the interim period ending September 30, 2005, including:

a.	Balance Sheets;
b.	Statements of Operations;
c.	Statements of Stockholders’ Equity;
d.	Statements of Cash Flows; and
e.	Notes to Financial Statements

MOBRIDGE EXPLORATIONS, INC.
(An Exploration Stage Company)

FINANCIAL STATEMENTS
(UNAUDITED)

SEPTEMBER 30, 2005

MOBRIDGE EXPLORATIONS, INC.
(An Exploration Stage Company)

BALANCE SHEET
(UNAUDITED)
SEPTEMBER 30, 2005

ASSETS

Current Assets
Cash	$23,680

Total Assets	23,680

LIABILITIES

Current Liabilities
Accounts payable and accrued liabilities	$5,361

STOCKHOLDERS’ EQUITY

Common Stock
75,000,000 shares authorized, at $.001 par value; 6,790,000 shares issued and outstanding	6,790

Additional paid-in capital	28,710

Deficit Accumulated During the Exploration Stage	(17,181)
18,319

$23,680

The accompanying notes are an integral part of these financial statements

MOBRIDGE EXPLORATIONS, INC.
(An Exploration Stage Company)

STATEMENT OF OPERATIONS
(UNAUDITED)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
AND FOR THE PERIOD JULY 27, 2004 (INCEPTION) TO SEPTEMBER 30, 2005

	Three months Ended September30, 2005		From July 27, 2004 to September 30, 2004	From July 27, 2004 (inception) to September 30, 2005

Revenue	$		-

Expenses
Rent		975	-	2,925
Office and sundry		469	425	2,456
Professional fees		2,100	125	5,325
Mineral exploration costs		6,474		6,474

Net Loss for The Period		$10,018	550	17,180

Basic and Diluted Loss per Share		$(0.01)	-

Weighted Average Number of Shares Outstanding		6,715,000	-

The accompanying notes are an integral part of these financial statements

MOBRIDGE EXPLORATIONS, INC.
(An Exploration Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY
(UNAUDITED)
PERIOD FROM JULY 27, 2004 (INCEPTION) TO SEPTEMBER 30, 2005

	COMMON STOCK		ADDITIONAL	DEFICIT ACCUMULATED DURING THE
			PAID-IN	EXPLORATION
	SHARES	AMOUNT	CAPITAL	STAGE	TOTAL

Balance, July 27, 2004(Date of inception)	-	$-	$-	$-	$-

Issuance of common stock for cash at $.001, January 2005	5,500,000	5,500	-	-	5,500
Issuance of common stock for cash at $.01, June 2005	1,200,000	1,200	10,800	-	12,000

Net loss for the period	-	-	-	(7,162)	(7,162)

Balance, June 30, 2005	6,700,000	$6,700	$10,800	$(7,162)	$10,338

Issuance of common stock for cash at $.20, September, 2005	90,000	90	17,910		18,000

Net loss for the period				(10,018)	(10,018)

Balance, September 30, 2005	6,790,000	6,790	28,710	(17,180)	18,320

The accompanying notes are an integral part of these financial statements

MOBRIDGE EXPLORATIONS, INC.
(An Exploration Stage Company)

STATEMENT OF CASH FLOWS
(UNAUDITED)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
AND FOR THE PERIOD JULY 27, 2004 (INCEPTION) TO SEPTEMBER 30, 2005

	For the three months ended September 30, 2005		For the period July 27, 2004 (inception) to September 30, 2004	For the period July 27, 2004 (inception) to September 30, 2005

Cash Flows from Operating Activities
Net loss for the period		$(10,018)	(550)	(17,180)

Adjustments to reconcile net loss to net cash provided by operating activities:
Change in accounts payable and accrued liabilities		2,130	550	5,360

Net change in cash from operations		(7,888)	-	(11,820)

Cash Flows from Financing Activities
Proceeds from issuance of common stock		18,000	-	35,500

Increase In Cash During The Period		10,112	-	23,680

Cash, Beginning Of Period		13,568	-	-

Cash, End Of Period		$23,680	-	23,680

Supplementary Disclosure of Cash Flow Information
Cash paid for:
Interest	$		-
Income taxes	$		-

The accompanying notes are an integral part of these financial statements

MOBRIDGE EXPLORATIONS, INC.

(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)
SEPTEMBER 30, 2005

1.	BASIS OF PRESENTATION

The Interim financial statements of Mobridge Explorations, Inc. (the Company) for the three months ended September 30, 2005 and 2004 and for the period from July 27, 2004 (inception) to September 30, 2005 are not audited. The financial statements are prepared in accordance with the requirements for unaudited interim periods, and consequently do not include all disclosures required to be in conformity with accounting principles generally accepted in the United States of America.

In the opinion of management, the accompanying consolidated financial statements contain all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the Company’s financial position as of September 30, 2005 and the results of operations and cash flows for the three months ended September 30, 2005 and 2004 and for the period July 27, 2004 (inception) to September 30, 2005.

The results of operations for the three months ended September 30, 2005 and 2004 are not necessarily indicative of the results for a full year period.

2.	ORGANIZATION

The Company was incorporated in the State of Nevada on July 27, 2004. The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standard (“SFAS”) No. 7. The Company has acquired a mineral property located in the Province of Ontario, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of property expenditures will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and upon future profitable production or proceeds for the sale thereof.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)	Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company’s fiscal year end is June 30.

b)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

MOBRIDGE EXPLORATIONS, INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)
SEPTEMBER 30, 2005

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

c)	Mineral Property Costs

The Company has been in the exploration stage since its formation on July 27, 2004 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

d)	Use of Estimates and Assumptions

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e)	Financial Instruments

The carrying value of cash, accounts payable and accrued liabilities, and due to related parties approximates their fair value because of the short maturity of these instruments.

MOBRIDGE EXPLORATIONS, INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)
SEPTEMBER 30, 2005

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

f)	Environmental Costs

Environmental expenditures that relate to current operations are charged to operations or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are charged to operations. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to plan of action based on the then known facts.

g)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

h)	Basic and Diluted Net Loss Per Share

The Company computes net loss per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all potentially dilutive shares if their effect is anti dilutive.

MOBRIDGE EXPLORATIONS, INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)
SEPTEMBER 30, 2005

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

i)	Stock Based Compensation

The Company accounts for stock based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25 - “Accounting for Stock Issued to Employees” (APB No. 25) and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123 - “Accounting for Stock Based Compensation” (SFAS No. 123). Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company’s stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and rateably for future services over the option vesting period.

j)	Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at September 30, 2005, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

k)	Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

4.	MINERAL PROPERTY

Pursuant to a mineral property option agreement (the “Agreement”) dated July 6, 2005, the Company was granted an option to acquire a 100% undivided right, title and interest of a total of 15 mineral claim units, known as the Chambers Township claim block (the “Claim”), located in the Sudbury Mining Division of Ontario, Canada for:

a)	Cash Payments totaling $40,000 as follows:

-	$3,500 upon execution of the Agreement;
-	an additional $6,500 by July 6, 2006;
-	an additional $10,000 by July 6, 2007;
-	an additional $20,000 by July 6, 2008;

MOBRIDGE EXPLORATIONS, INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)
SEPTEMBER 30, 2005

4.	MINERAL PROPERTY (Continued)

b)	Expenditure Commitments

Incurring exploration and development work on the Claim totaling at least $145,000 by June 6, 2008 as follows:

-	$6,000 in expenditures on the Claims by December 15, 2005;
-	no less than further $14,000 in expenditures on the Claims by July 6, 2006;
-	no less than further $25,000 in expenditures on the Claims by July 6, 2007;
-	no less than further $40,000 in expenditures on the Claims by July 6, 2008; and
-	no less than further $60,000 in expenditures on the Claims by July 6, 2009.

c)	Assessment Work

Paying to the Optionor, or on the Optionor’s behalf all Claim payments and assessment work required to keep the Claim and the Option in good standing during the term of the Agreement.

5.	COMMON STOCK

During the period from July 27, 2004 (Inception) to September 30, 2005, the Company issued 6,790,000 common shares for total cash proceeds of $35,500.

At September 30, 2005, there were no outstanding stock options or warrants.

Changes In And Disagreements With Accountants on Accounting and
Financial Disclosure

We have had no changes in or disagreements with our accountants.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$77.45
Transfer Agent fees	$1,000.00
Accounting and auditing fees and expenses	$5,000.00
Legal fees and expenses	$1,500.00
Edgar filing fees	$1,500.00
Total	$9,077.45

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We completed an offering of 3,500,000 shares of our common stock at a price of $0.001 per share to our president and treasurer, Gurminder Manhas, to our Secretary, Victor Rafuse, and to Clint Barr on December 31, 2004. These individuals subscribed to 2,000,000 shares, 1,000,000 shares and 500,000 shares respectively and the total amount received from this offering was $3,500. These shares were issued pursuant to Regulation S of the Securities Act.

We completed an offering of 2,000,000 shares of our common stock at a price of $0.001 per share to a total of eight purchasers on January 28, 2005. The total amount received from this offering was $2,000. These shares were issued pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

Name of Subscriber	Number of Shares
Tim Bourchier	250,000
Shelley Simm	250,000
Brian Hampel	250,000
Arun Iyer	250,000
Rita Juti	250,000
Vikramjeet Samra	250,000
Renuka Iyer	250,000
Rajbir Samra	250,000

We completed an offering of 1,200,000 shares of our common stock at a price of $0.01 per share to a total of twelve purchasers on June 17, 2005. The total amount received from this offering was $12,000. These shares were issued pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

Name of Subscriber	Number of Shares
Antone L. Brodis II	100,000
Brandi Brodis	100,000
Hiroshi Earle	100,000
Melissa Kuhn	100,000
Suzelle Gagnon	100,000
Chris Streng	100,000
Tim McLees	100,000
Dave Wilson	100,000
Jarrad Gould	100,000
Jason Gould	100,000
Dana Baird	100,000
Jonathon Fluevog	100,000

We completed an offering of 90,000 shares of our common stock at a price of $0.20 per share to a total of nine purchasers on September 29, 2005. The total amount received from this offering was $18,000. These shares were issued pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

Name of Subscriber	Number of Shares
George Pouznar	10,000
Shannon Pouznar	10,000
Richard Maksymiw	10,000
Tanya Maksymiw	10,000
Ryan Naso	10,000
Glen Kruger	10,000
Reece Petersen	10,000
Greg Paolini	10,000
Alexis McRae	10,000

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Exhibits
Exhibit Number	Description

3.1	Articles of Incorporation
3.2	Bylaws
10.1	Mineral property option agreement dated July 6, 2005
23.1	Consent of Madsen and Co., Certified Public Accountants
23.2	Consent of James G. Burns P.Eng., geological consultant, with consent to use
99.1	Location map

The undersigned registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

a.	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.
reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration Statement; and

c.	include any additional or changed material information on the plan of distribution.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on December 23, 2005.

Mobridge Explorations, Inc.

By: /s/ Gurminder Manhas
Gurminder Manhas
President, Chief Executive Officer, Treasurer and Director

By: /s/ Victor Rafuse
Victor Rafuse
Secretary and Director

By: /s/ Clint Barr
Clint Barr
Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Gurminder Manhas Gurminder Manhas	President, Chief Executive Officer, Treasurer, principal accounting officer and Director	December 23, 2005
/s/ Victor Rafuse Victor Rafuse	Secretary and Director	December 23, 2005
/s/ Clint Barr Clint Barr	Director	December 23, 2005